EXHIBIT 99.C1





                          CONSENT OF INDEPENDENT AUDITORS









We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 2001 on the financial statements of ReliaStar Select*Life Variable Account and our report dated March 21, 2001 on the statutory basis financial statements of ReliaStar Life Insurance Company in Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-69431) of Select*Life Variable Account and the related Prospectus of FlexDesign(R) VUL.





/S/ ERNST & YOUNG LLP


Minneapolis, MN
March 29, 2001